Exhibit 99.4
MARTHA STEWART LIVING OMNIMEDIA, INC.
OMNIBUS STOCK AND OPTION COMPENSATION PLAN

RESTRICTED STOCK GRANT AGREEMENT
     This Restricted Stock Grant Agreement (the “Agreement”) is made and entered into as of                      , 200___by and between Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the “Company”), and                                          pursuant to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which is attached to, and made a part of, this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.
     In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:
     1. Restricted Shares. Pursuant to the Plan, the Company hereby transfers to you, and you hereby accept from the Company, a Stock Grant consisting of                                          shares (the “Restricted Shares”), on the terms and conditions set forth herein and in the Plan.
     2. Vesting of Restricted Shares. So long as your Service continues, the Restricted Shares shall vest in accordance with the following schedule:
Notwithstanding the foregoing, upon a Change in Control all Restricted Shares shall fully vest immediately.
     3. Termination of Service. In the event of the termination of your Service for any reason, all unvested Restricted Shares shall be immediately forfeited without consideration. For purposes of facilitating the enforcement of the provisions of this Section 3, you agree that the Company may issue stop-transfer instructions on the Restricted Shares to the Company’s transfer agent, may require that Restricted Shares be held by a broker designated by the Company, or may otherwise hold the Restricted Shares in escrow, until the Restricted Shares have vested and you have satisfied all applicable obligations with respect to the Restricted Shares, including any applicable tax obligations set forth in Section 5 below. Any new, substituted or additional securities or other property which is issued or distributed with respect to the unvested Restricted Shares shall be subject to the same terms and conditions as are applicable to the unvested Restricted Shares under this Agreement and the Plan.
     4. Election to Recognize Income in the Year of Grant. Under Section 83 of the Code, the Fair Market Value of the Restricted Shares on the date the Restricted Shares vest will be taxable as ordinary income at that time. You understand and acknowledge that you may elect to be taxed at the time the Restricted Shares are acquired in an amount equal to the Fair Market Value of the Restricted Shares at that time, rather than the date the Restricted Shares vest, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty

(30) days after the date of this Agreement. YOU ACKNOWLEDGE AND AGREE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.
     5. Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable tax obligations that arise in connection with the Restricted Shares which, at the sole discretion of the Committee, may include (i) having the Company withhold Shares from the Restricted Shares held in escrow, or (ii) tendering Shares to the Company, in either case, equal in value to the amount necessary to satisfy any such tax obligation. The Company shall not be required to release the Restricted Shares from the stop-transfer instructions or escrow unless and until such obligations are satisfied.
     6. Tax Advice. You represent, warrant, and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY STOCK GRANT AWARD. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
     7. Non-Transferability of Restricted Shares. Restricted Shares which have not vested pursuant to Section 2 above shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor’s process, whether voluntarily or involuntarily or by the operation of law. Notwithstanding the foregoing, you may at any time designate a beneficiary or enter into a will or any similar arrangement which, in each case, provides for the transfer of vested Restricted Shares upon your death.
     8. Restriction on Transfer. Regardless of whether the transfer or issuance of the Restricted Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Restricted Shares (including the placement of appropriate legends on stock certificates, if any, and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.
     9. Stock Certificate Restrictive Legends. Stock certificates evidencing the Restricted Shares, if any, may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.
     10. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the Restricted Shares may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
     11. Voting and Other Rights. Subject to the terms of this Agreement, you shall have all the rights and privileges of a stockholder of the Company while the Restricted Shares are held in escrow, including the right to vote and to receive dividends (if any).
     12. Authorization to Release Necessary Personal Information. You hereby authorize and direct your employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Stock Grant under the Plan or with whom shares acquired pursuant to this Stock Grant or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence. Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Parent, Subsidiaries, or Affiliates, or to any third parties is necessary for your participation in the Plan. You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to realize benefits from this Stock Grant, and your ability to participate in the Plan.
     13. No Entitlement or Claims for Compensation.
          (a) Your rights, if any, in respect of or in connection with this Stock Grant or any other Award is derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Stock Grant, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you. This Stock Grant is not intended to be compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represents any portion of a your salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.
          (b) Neither the Plan nor this Stock Grant or any other Award granted under the Plan shall be deemed to give you a right to become or remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary, or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and you shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Stock Grant or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.
     14. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to you at the address maintained for you in the Company’s records.
     15. Entire Agreement; Enforcement of Rights. This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
     16. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
     17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
     18. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns. Your rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.
     19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Stock Grant under the Plan and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     20. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

     21. Acceptance of Agreement. You must expressly accept the terms and conditions of your Stock Grant as set forth in this Agreement by signing and returning to the Company within 90 days after the Company sends this Agreement to you. If you do not accept your Stock Grant in the manner instructed by the Company, your Stock Grant will be subject to cancellation.
     22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
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(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ___ day of                     , 200_.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
(Signature)

Name:

Title:

RECIPIENT:

By:
(Signature)

Address:

Telephone Number:

E-mail Address: